YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

BLUERIVER ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/ [•] /2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THE EXTRAORDINARY GENERAL MEETING IN LIEU OF THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

BLUERIVER ACQUISITION CORP.

(Company Number 367278)
250 West Nottingham Drive, Suite 400, San Antonio, Texas 78209

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints (the “**Proxy**”) as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “**Shares**”) at (the “**Shareholders Meeting**”) of BlueRiver Acquisition Corp., a Cayman Islands exempted company (“**BlueRiver**” and, after the Domestication as described below, the “**Company**”), to be held on [●], 2024 at [●] Eastern Time, at [•], at the offices located at [•], and virtually via live webcast at **https://www.cstproxy.com/** [●] **/2024** or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting in lieu of the Annual General Meeting of Shareholders to be held on [•], 2024
This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/ [•] /2024

PROXY CARD

BLUERIVER ACQUISITION CORP. —

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve and authorize the Agreement and Plan of Merger, dated as of July 21, 2023, by and among BlueRiver Acquisition Corp. ("**BlueRiver**"), BLUA Merger Sub LLC, a Texas limited liability company and wholly-owned subsidiary of BlueRiver ("**Merger Sub**"), and Spinal Stabilization Technologies, LLC, a Texas limited liability company (the "**SST**") (such agreement, the "**Merger Agreement**"), a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the business combination whereby (i) BlueRiver will de-register as an exempted company in the Cayman Islands and transfer by way of continuation as a Delaware corporation (the "**Domestication**") and (ii) on the Closing Date, following the Domestication, Merger Sub will merge with and into SST (the "**Merger**" and together with the Domestication and the other transactions contemplated by the Merger Agreement, the "**Business Combination**") with SST continuing as the surviving entity of the Merger and a subsidiary of BlueRiver (the "**Surviving Company**") (the "**Business Combination Proposal**");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2A — the Conversion Amendment Proposal — to consider and vote upon a proposal, by special resolution, to amend the Existing Organizational Documents to provide that the Class B Ordinary Shares may be converted either at the time of the consummation of the initial Business Combination or at any earlier date at the option of the holders of the Class B Ordinary Shares, as described in more detail in the accompanying proxy statement/prospectus (the "**Conversion Amendment Proposal**").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2B — The Domestication Proposal — to consider and vote upon a proposal, by special resolution, to approve the de-registration of BlueRiver as an exempted company in the Cayman Islands and its registration by way of continuation as a corporation incorporated under the laws of the State of Delaware. The Domestication will be effected immediately prior to the consummation of the Business Combination by BlueRiver filing a Certificate of Corporate Domestication and a Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, BlueRiver will become a Delaware corporation and will change its corporate name to "**Spinal Stabilization Technologies, Inc.**" and all outstanding securities of BlueRiver will convert to outstanding securities of the Company, as described in more detail in the accompanying proxy statement/prospectus (the "**Domestication Proposal**").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Organizational Documents Proposals — to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Certificate of Incorporation (collectively, the "**Organizational Documents Proposals**"), to approve the following material differences between the current amended and restated memorandum and articles of association of BlueRiver (the "**Existing Organizational Documents**") and the Certificate of Incorporation and the proposed new bylaws (the "Bylaws" and, together with the Certificate of Incorporation, the "**Proposed Organizational Documents**") of the Company:

(A) **Organizational Documents Proposal 3A** — An amendment to change the authorized capital stock of BlueRiver from 200,000,000 Class A ordinary shares, par value $0.0001 per share (the "**Class A ordinary shares**"), 20,000,000 Class B ordinary shares, par value $0.0001 per share (the "**Class B ordinary shares**" and, together with the Class A ordinary shares, the "**ordinary shares**"), and 1,000,000 preference shares, par value $0.0001 per share, to 250,000,000 shares of Class A common stock, par value $0.0001 per share ("**Class A common stock**"), 24,000,000 shares of Class V Common Stock, par value $0.0001 per share (the "**Class V Common Stock**") and 10,000,000 shares of preferred stock, $0.0001 par value of the Company (this proposal is referred to herein as "**Organizational Documents Proposal 3A**");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(B) **Organizational Documents Proposal 3B** — An amendment to authorize the Company Board to make future issuances of any or all shares of Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Company Board and as may be permitted by the DGCL (this proposal is referred to herein as "**Organizational Documents Proposal 3B**");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(C) **Organizational Documents Proposal 3C** — An amendment to adopt Delaware as the exclusive forum for certain stockholder litigation (this proposal is referred to herein as "**Organizational Documents Proposal 3C**"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(D) **Organizational Documents Proposal 3D** — Certain other changes in connection with the replacement of Existing Organizational Documents with the Certificate of Incorporation and Bylaws to be adopted as part of the Domestication, including (1) changing the post-Business Combination corporate name from "BlueRiver Acquisition Corp." to "Spinal Stabilization Technologies, Inc.," which is expected to occur after the Domestication in connection with the Business Combination, (2) making the Company's corporate existence perpetual, (3) electing to not be governed by Section 203 of the DGCL, (4) granting an explicit waiver regarding corporate opportunities to non-officer or non-employee directors of the Company and (5) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the board of directors of BlueRiver believes are necessary to adequately address the needs of the Company after the Business Combination (this proposal is referred to herein as "**Organizational Documents Proposal 3D**").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Equity Incentive Plan Proposal — to consider and vote upon the approval by ordinary resolution of the Equity Incentive Plan (the "**Equity Incentive Plan Proposal**").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Charter Proposal — to consider and vote upon a proposal by special resolution, the amendment and restatement of the Existing Organizational Documents (as defined herein) by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation (the "**Certificate of Incorporation**") of the Company (a corporation incorporated in the State of Delaware, assuming the Domestication Proposal is approved and adopted, and the filing with and acceptance by the Secretary of State of Delaware of the Certificate of Corporate Domestication in accordance with Section 388 of the Delaware General Corporation Law (the "**DGCL**")), including authorization of the change in authorized share capital as indicated therein and the change of name of BlueRiver to "Spinal Stabilization Technologies, Inc." in connection with the Business Combination (the "**Charter Proposal**").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The NYSE American Proposal — to consider and vote upon a proposal by ordinary resolution to approve, for the purposes of complying with the applicable provisions of NYSE American Listing Rules 712 and 713, the issuance of shares of Class A common stock and securities convertible into or exchangeable for Class A common stock in connection with the Business Combination (the "**NYSE American Proposal**").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal by ordinary resolution to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (this proposal is referred to herein as the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2024**

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.